UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2009

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

     Effective December 30, 2009, Mr. Larry Okada was appointed to the Board of Directors and Chairman of the Audit Committee. Mr. Okada has extensive public finance and accounting experience with Deloitte & Touche, Staley Okada & Partners, and PricewaterhouseCoopers LLP. Mr. Okada is a Chartered Accountant in British Columbia (1976) and Alberta (1989) as well as a Certified Public Accountant in Washington State (2000). He currently sits on various committees with the Institute of Chartered Accountants of British Columbia and is the Chief Financial Officer for BCGold Corp. Mr. Okada’s appointment to the Board is subject to TSX acceptance. Also effective December 30, 2009, David Lewis has retired from the Board of Directors and as Chairman of the Audit Committee.

ITEM 8.01	Other Events

     On December 31, 2009, Revett Minerals issued 2,968,337 common shares and 993,611 warrants in exchange for an equivalent number of Revett Silver Class B common shares. The exchange which was approved at a special meeting of the Revett Silver shareholders held on December 30, 2009, completes the B share conversion program. Following the exchange, Revett Minerals owns 100% of the issued and outstanding common shares of Revett Silver.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: December 31, 2009	By:	/s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary